AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
Amendment No. 1

November 15, 2010

The AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”) dated August 31, 2009 (the “Agreement”) by and between SUN CAPITAL ADVISERS TRUST (the “Trust”) on behalf of its series listed on Schedule A (each, a “Fund” and collectively, the “Funds”), and SUN CAPITAL ADVISERS LLC (the “Adviser”) is hereby amended as follows:

WHEREAS, effective May 1, 2010, the name of the SC AIM Small Cap Growth Fund was changed to SC Invesco Small Cap Growth Fund; and

WHEREAS, effective May 1, 2010, the name of the SC Dreman Small Cap Value Fund was changed to SC Columbia Small Cap Value Fund; and

WHEREAS, effective November 15, 2010, the name of the SC Ibbotson Moderate Fund was changed to SC Ibbotson Conservative Fund; and

WHEREAS, effective November 15, 2010, the name of the SC Oppenheimer Large Cap Core Fund was changed to SC BlackRock Large Cap Index Fund and the investment advisory fee payable from the Fund to the Adviser was reduced; and

WHEREAS, effective November 15, 2010, the name of the SC Oppenheimer Main Street Small Cap Core Fund was changed to SC BlackRock Small Cap Index Fund and the investment advisory fee payable from the Fund to the Adviser was reduced; and

WHEREAS, the Adviser wishes to reduce the expense limitation applicable to each of the SC BlackRock Large Cap Index Fund and SC BlackRock Small Cap Index Fund; and

WHEREAS, the Adviser wishes to amend Schedule A to reflect the name changes for these Funds and the new expense limitation applicable to each of the SC BlackRock Large Cap Index Fund and SC BlackRock Small Cap Index Fund:

NOW THEREFORE, in consideration of the mutual covenants herein contained the parties hereto agree as follows:

1.	Schedule A of the Agreement is replaced in its entirety with the following amended Schedule A:

SCHEDULE A

FUND		EXPENSE LIMITATION

		Initial Class	Service Class

1.	SC Ibbotson Balanced Fund	0.20%	0.45%
2.	SC Ibbotson Conservative Fund	0.20%	0.45%
3.	SC Ibbotson Growth Fund	0.20%	0.45%
4.	SC AllianceBernstein International Value Fund*	0.75%	1.00%
5.	SC BlackRock Inflation Protected Bond Fund*	0.65%	0.90%
6.	SC BlackRock Large Cap Index Fund*	0.50%	0.75%
7.	SC BlackRock Small Cap Index Fund	0.60%	0.85%
8.	SC Columbia Small Cap Value Fund	1.15%	1.40%
9.	SC Davis Venture Value Fund	0.90%	1.15%
10.	SC Goldman Sachs Mid Cap Value Fund	1.07%	1.32%
11.	SC Goldman Sachs Short Duration Fund	0.65%	0.90%
12.	SC Invesco Small Cap Growth Fund	1.15%	1.40%
13.	SC Lord Abbett Growth & Income Fund	0.87%	1.12%
14.	SC WMC Blue Chip Mid Cap Fund	1.00%	1.25%
15.	SC WMC Large Cap Growth Fund	0.81%	1.06%
16.	Sun Capital Investment Grade Bond Fund	0.75%	1.00%
17.	Sun Capital Money Market Fund	0.50%	0.75%
18.	Sun Capital Global Real Estate Fund	1.10%	1.35%
19.	SC PIMCO High Yield Fund	0.75%	1.00%
20.	SC PIMCO Total Return Fund*	0.65%	0.90%

*This Fund’s Expense Limitation is subject to the Alternate Term for Certain Funds, described in Section 1 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

Attest: /S/ Maura A. Murphy Name: Maura A. Murphy
SUN CAPITAL ADVISERS TRUST
On behalf of its series,
SC Ibbotson Balanced Fund
SC Ibbotson Conservative Fund
SC Ibbotson Growth Fund
SC AllianceBernstein International Value Fund
SC BlackRock Inflation Protected Bond Fund
SC BlackRock Large Cap Index Fund
SC BlackRock Small Cap Index Fund
SC Columbia Small Cap Value Fund
SC Davis Venture Value Fund
SC Goldman Sachs Mid Cap Value Fund
SC Goldman Sachs Short Duration Fund
SC Invesco Small Cap Growth Fund
SC Lord Abbett Growth & Income Fund
SC WMC Blue Chip Mid Cap Fund
SC WMC Large Cap Growth Fund
Sun Capital Investment Grade Bond Fund
Sun Capital Money Market Fund
Sun Capital Global Real Estate Fund
SC PIMCO High Yield Fund
SC PIMCO Total Return Fund

By:       /S/ John T. Donnelly
Name:                      John T. Donnelly
Title:           President, Chief Executive Officer
 and Trustee

SUN CAPITAL ADVISERS LLC By: /S/ Lena Metelitsa Name: Lena Metelitsa Title: Managing Director and Chief Financial Officer
By: /S/ John T. Donnelly Name: John T. Donnelly Title: President